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ABC Radio Networks 125 West End Avenue New York NY  10023 (212) 456-5606
                                                                      [ABC Logo]
Mary T. Fogarty
Director
Satellite Services/Studio Marketing

THE INFORMATION CONTAINED IN THIS CONTRACT IS PROPRIETARY TO ABC AND THE PARTY TO WHICH IT IS ADDRESSED AND NOT TO BE REVEALED TO ANY OTHER PARTY


                                   March 6, 1996

Mr. Lidj Lewis
MediaLink
708 Third Ave.
New York, NY  10017

Dear Lidj:

This letter, when signed by MediaLink, Inc. ("Licensee") and ABC Radio Network, Inc. ("ABC"), will constitute a fully binding agreement (the "Agreement") on the following terms and conditions:

1. Grant of Rights

     (a) ABC Radio Network, Inc. ("ABC") hereby grants Licensee a license to use satellite transmission time on Satcom C-5 Transponder 23 in connection with the production and transmission of "MediaLink" (the "Program" or "Programs"). ABC will provide satellite facilities March 18, 1996 through March 17, 1997, Monday through Friday from 4:45am to 5:00am ET to SEDAT channel 15. ABC reserves the right to change your satellite channel assignment in the event ABC deems it necessary to do so. In the event that ABC needs to change the channel assignment, ABC will provide Licensee with 30 days advance written notice.

     (b) Licensee will bear all the responsibility and cost of the delivery to ABC of the Programs which are the subject of this Agreement.
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2. Compensation

     (a) In consideration of the rights granted herein, during this Agreement, Licensee will pay ABC the following fees:

          (i) $100.00 per 15 minute feed for satellite channel service.

     (b) This Agreement is conditioned upon the completion by Licensee of ABC's credit application and the approval thereof by ABC.

     (c) Licensee will be billed the going rate for any additional expenses incurred during the length of contract that are not expressly defined above. This includes and is not limited to appropriate fees for additional satellite time, backhaul, tape playback, labor, materials, and installation of equipment.


     (d) Licensee will pay in advance for the services rendered to it by ABC. All bills will be payable by Licensee within ten (10) days of receipt of invoice. Checks are to be made payable to ABC Radio Network, Inc., 125 West End Avenue, New York, New York 10023, or to such other address as ABC shall designate.

3. Term

     (a) The term of this Agreement will be for the period commencing March 18, 1996 through and including March 17, 1997.

     (b) ABC agrees to negotiate in good faith with MediaLink, commencing no later than 90 days prior to the end of the Term, for an extension of this Agreement under mutually agreeable terms. Should the Licensee deem it necessary to terminate this contract before contracted end date, Licensee must notify ABC Satellite Services of their intention to terminate programming in a written letter 90 days in advance of final broadcast date. ABC maintains the right to pro-rate the Licensee on any remaining balances owed due to termination of this agreement without the sufficient written 90 day notice of cancellation.

     (c) This agreement may be terminated by either party without penalty, on notice to the other party, if the other party breaches, refuses or for any reason fails to perform any of its material obligations herein, or fails to comply with any of the material covenants, warranties, representations, indemnities or other obligations herein.

     (d) In the event of termination for any reason of ABC's agreement described in subparagraph 7(f) hereinbelow, this Agreement shall be deemed terminated on the effective date of termination of the ABC Agreement.
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4. Warranties and Representations

     Licensee represents and warrants that it has the legal right and power to make and enter into this Agreement and that there are no contracts or agreements, expressed or implied, between Licensee, its parent company, subsidiaries, or any other parties which will prevent Licensee from fulfilling all of its obligations hereunder. Licensee warrants that all of its activities hereunder will conform to applicable FCC regulations and that the feeds and land line connections will meet ABC's technical requirements. Licensee further warrants that it has acquired all necessary underlying rights for the transmission of the Programs and that its Programs, and the satellite transmission thereof by ABC, will not violate any third party's rights.

5. Sublicense

     Licensee may not sublicense the satellite transmission time to any other party at any time for any purpose whatsoever.

6. Indemnity

     Licensee agrees to protect, defend and indemnify ABC, its officers, directors, agents and employees against any and all liability, loss and expense,

including reasonable attorneys' fees arising from any claim or litigation involving any breach by Licensee of this Agreement or any of Licensee's representations or warranties set forth herein, or arising from any claim violation or infringement of rights resulting from the transmission hereunder of any programs or materials furnished by Licensee.

7. General

     (a) Neither Licensee nor ABC may assign this Agreement without the prior written consent of the other, except that ABC may assign this Agreement and all of its rights and obligations hereunder to any party acquiring a portion of its radio business or to any entity controlling ABC, controlled by ABC or under common control with ABC.

     (b) Licensee agrees that ABC shall not incur any liability hereunder because of the unavailability of the satellite transmission time due to an act of God, a failure of technical or mechanical facilities, inability to transmit signal on the uplink, failure or delay of transmission of Programs, labor disputes, government action, strikes, lockouts or any industrial action, flood, fire explosion, accident, riot or any other cause beyond ABC's control. Further, Licensee agrees that ABC shall not incur any liability for the production, distribution or reception of Programs broadcast from the satellite for affiliates or customers of Licensee.
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     (c) Licensee agrees that if, for any reason, it ceases operation or any application is made to the Federal Communications Commission pertaining to any assignment or transfer or control of its license or interest therein, Licensee will immediately notify ABC, in writing, and ABC, at its discretion, shall have the right to terminate this Agreement.

     (d) All notices to be given hereunder shall be given personally or prepaid and mailed to Licensee at the address designated herein on the first page of this Agreement or any other address designated by either party hereto, in writing, in accordance herewith. Any notice given by mail shall be deemed to be given on the day it is mailed.

     (e) Nothing contained herein shall be deemed to constitute a partnership, agency or joint venture between the parties. Licensee's relationship to ABC shall be that of an independent contractor. In accordance herewith, Licensee agrees that any and all contracts of employment of personnel furnished, with respect to the satellite transmission time hereunder, shall be made by Licensee, as principal, and that there will be no liability whatsoever on ABC's part, with respect to such contracts or personnel.

     (f) Licensee shall comply with all applicable tariffs. Licensee is subject to all applicable terms and conditions of ABC's agreement with the satellite carrier covering the Satcom C-5 Transponder 23.

     (g) Licensee shall not use the terms "ABC", "ABC Radio", "ABC Radio Network", or "ABC Talkradio-Weekend", or any other ABC trademark or identification with ABC, in any marketing, advertisement, press release, trade article, video or audio interview, or sound bite, without the expressed written consent of ABC.


     (h) This Agreement is subject to all federal, state and municipal laws and regulations now or hereafter in force, and shall be governed and construed in accordance with the laws of the State of New York, and shall not be exchanged, modified or discharged in whole or in part, except by an instrument duly signed by Licensee and ABC. No waiver by either of the parties or the breach of any term or provision of this Agreement will be construed as a waiver or any preceding or subsequent breach of the same or any other provision.

     (i) This Agreement is subject to, and Licensee's rights hereunder shall be subordinate to, ABC's rights with respect to the satellite.

     (j) This Agreement comprises our entire agreement, with respect to this subject matter and shall supersede all other prior written or oral agreements.
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     (k) This long-term service agreement has been negotiated individually by the parties in order to be tailored in such a way so as to meet the specialized needs and requirements of each party. Capital Cities/ABC, Inc. does not intend to act in the capacity of a common carrier in offering the services which are subject to this negotiated agreement and does not purport to hold out the offering of such services on an indiscriminate basis.

If the foregoing is in accordance with Licensee's full understanding, please indicate Licensee's consent to these terms and conditions by signing in the space provided below.

                                        Very truly yours,

                                        ABC RADIO NETWORK, INC.

                                        By: /s/ Mary T. Fogarty
                                            --------------------------
                                        Mary T. Fogarty
                                        Director of Satellite Services

Accepted and Agreed
J. GRAEME MCWHIRTER

By: /s/ J. GRAEME MCWHIRTER
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Date:    (3/13/96)
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